EXHIBIT 21

MARKWEST HYDROCARBON, INC.
LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY	TYPE OF ENTITY	RELATION
MarkWest Michigan, Inc.	Colorado Corporation	Wholly-owned subsidiary
West Shore Processing Company, LLC	Michigan Limited Liability Company	Wholly-owned subsidiary
Basin Pipeline, LLC	Michigan Limited Liability Company	Wholly-owned subsidiary
MarkWest Resources, Inc.	Colorado Corporation	Wholly-owned subsidiary
Matrex, LLC	Michigan Limited Liability Company	Wholly-owned subsidiary
MarkWest Resources Canada Corporation	Alberta Canada Corporation	Wholly-owned subsidiary
MarkWest Canadian Midstream Services, Inc.	Alberta Canada Corporation	Wholly-owned subsidiary
MarkWest Energy Partners, L.P.	Delaware Limited Partnership	Wholly-owned subsidiary
MarkWest Energy GP, L.L.C.	Delaware Limited Liability Company	Wholly-owned subsidiary
MarkWest Energy Operating Company, L.L.C.	Delaware Limited Liability Company	Wholly-owned subsidiary
MarkWest Energy Appalachia, L.L.C.	Delaware Limited Liability Company	Wholly-owned subsidiary